EXHIBIT 10.9

MAINSOURCE FINANCIAL GROUP, INC.
2007 STOCK INCENTIVE PLAN

ARTICLE I

Purpose

The primary purposes of the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the “Plan”) are to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its Affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its Affiliates to attract, retain and motivate their key employees, officers, directors, consultants, advisors and other service providers.

Similar purposes were the motivation behind the Company’s prior establishment of the 2003 Stock Option Plan, which is in addition to, and not replaced by, this 2007 Stock Incentive Plan. At the same time as the adoption of this Plan, no further awards will be made under the 2003 Stock Option Plan. However, unexercised options, which were previously issued under the 2003 Stock Option Plan, will not be terminated, but will otherwise be continued in accordance with the 2003 Stock Option Plan, as it may be amended from time to time in accordance with its terms and conditions.

In furtherance of the foregoing expressed purposes, this Plan is intended to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Company Stock through the granting of the following Stock Awards:  (a) Option Awards; (b) Bonus Stock Awards; and (c) Restricted Stock Awards.

ARTICLE II

Definitions

As used in this Plan, terms defined parenthetically immediately after their use have the meanings provided by such definitions, and the terms set forth below have the following meanings (such meanings to apply equally to both the singular and plural forms of the terms defined):

(a)                  “Administrator” means the Board, the Compensation Committee of the Board or any committee of the Board  comprised solely of directors who both are (i) “Non-employee Directors” under Rule 16b-3, and (ii) “outside directors” as described in Treasury Regulation Section 1.162-27(e)(3).

(b)                 “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Award under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any other organization in which the Company has a substantial equity investment, as designated by the Board.

(c)                  “Award Agreement” means the written agreement which sets forth the terms and provisions applicable to each Option Award, Restricted Stock Award and/or Bonus Stock Award.

(d)                 “Board” means the Board of Directors of the Company.

(e)                  “Bonus Stock Award” is a grant of shares of Company Stock in return for previously performed services, or in return for a Grantee surrendering other compensation that may be due.

(f)                    “Change in Control” means the occurrence of any one of the following events:

(i)                     individuals who, on January 1, 2007, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2007, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection by such Incumbent Directors to such nomination) shall be deemed to be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)                  any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or by any employee stock benefit trust created by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by any group of persons (or any entity controlled by any group of persons); or (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (ii);

(iii)               the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from the consummation of such Business Combination (the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent

Corporation, the Surviving Corporation) and (C) at least one-half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)              the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(g)      “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular Section of the Internal Revenue Code will include references to successor provisions.

(h)      “Company” means MainSource Financial Group, Inc., an Indiana corporation.

(i)       “Company Stock” means the common stock of the Company.

(j)       “Current Grant” has the meaning specified in Section 7.1(c).

(k)      “Effective Date” means January 1, 2007.

(l)       “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act will include references to successor provisions.

(m)     “Exercise Price” means the price at which a share of Company Stock may be purchased by a Grantee pursuant to exercise of an Option Award.

(n)      “Fair Market Value” of any security of the Company or any other issuer means, as of any applicable date:

(i)       The per share closing price of a share of the Company Stock on the National Association of Securities Dealers, Inc.’s NASDAQ National Market System (“NASDAQ”) on the day preceding the day such grant determination is being made or, if there was no closing price reported on such day, on the most recently preceding day on which a closing price was reported; or

(ii)      If a security is not so listed, the Fair Market Value of a share of Company Stock will be determined by a reasonable application of a reasonable valuation method taking into consideration such factors as the value of the Company’s tangible and intangible assets, the present value of the Company’s future cash flows, the market value of stock of equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its shareholders or its creditors.

(o)      “Grant Date” means the date of grant of a Stock Award determined in accordance with Section 6.1(a).

(p)      “Grantee” means an individual who has been granted a Stock Award.

(q)      “ISO” means an Option Award which meets the requirements of Code Section 422.

(r)       “Non-employee Director” means any individual who is a member of the Board and who is not an employee of the Company.

(s)      “Nonqualified Stock Option” means an Option Award that does not meet the requirements of Code Section 422.

(t)       “Option Award” means the grant of a stock option under the Plan.

(u)      “Other Plans” has the meaning specified in subsection Section 7.1(b)

(v)      “Plan” means the MainSource Financial Group, Inc. 2007 Stock Incentive Plan.

(w)     “Prior Grants” has the meaning specified in subsection Section 7.1(c).

(x)      “Restricted Stock Award” is a grant of shares of Company Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals, performance goals or other objectives, as determined by the Board.

(y)      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future rule or regulation amending, supplementing or superseding such rule.

(z)      “SEC” means the Securities and Exchange Commission.

(aa)    “Securities Act” means the Securities Act of 1933, as amended. References to a particular section of, or rule under the Securities Act will include references to successor provisions.

(bb)   “Stock Award” means an Option Award, Bonus Stock Award or Restricted Stock Award, or all or any combination of them.

(cc)    “Ten Percent Owner” means a person who owns stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

(dd)   “Termination of Employment” occurs the first day an individual, for any reason, is entitled to severance payments under the Company’s or any Affiliate’s personnel policies or is no longer employed by the Company or any of its Affiliates, or, with respect to an individual who is an employee of an Affiliate, the first day such corporation is no longer an Affiliate. For the purposes of this Plan, the death of an individual will not constitute a Termination of Employment.

(ee)    “Termination of Employment for Cause” means a Termination of Employment following the occurrence of any of the following events:

(i)       Grantee commits fraud, theft or embezzlement against the Company or an Affiliate;

(ii)      Grantee commits a felony or a crime involving moral turpitude;

(iii)     Grantee compromises trade secrets or other proprietary information of the Company or an Affiliate; or

(iv)     Grantee breaches any non-solicitation agreement or noncompetition agreement with the Employer.

(ff)     “$100,000 Limit” has the meaning specified in subsection Section 7.1(b).

ARTICLE III

Scope

Section 3.1  Reservation of Shares.

(a)                  An aggregate of 650,000 shares of Company Stock is hereby made available and is reserved for delivery in connection with the Plan. This is the maximum number of shares of Company Stock that may be subject to Stock Awards awarded under the Plan. Subject to the foregoing limit, shares of Company Stock held as treasury shares may be used for or in connection with Stock Awards. Issuance of Company Stock pursuant to a Stock Award reduces the shares available for grant and issuance under the Plan.

(b)                 If and to the extent a Stock Award expires or terminates for any reason without having been exercised in full or is forfeited, shares of Company Stock associated with such Stock Award will again become available for other Stock Awards.

ARTICLE IV

Administration

The Plan will be administered by the Administrator who will have full power and final authority, in its sole discretion, but subject to the express provisions of the Plan, as follows:

(a)                  To grant Stock Awards;

(b)                 To determine when Stock Awards may be granted;

(c)                  To interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)                 To prescribe, amend and rescind rules relating to the Plan, including rules with respect to the exercisability of Stock Awards upon the Termination of Employment of a Grantee;

(e)                  To determine the terms and provisions of Award Agreements and, with the consent of the Grantee, to modify any such Award Agreement at any time;

(f)                    To accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to any Stock Award; or

(g)                 To impose such additional conditions, restrictions and limitations upon the grant, exercise or retention of Stock Awards as the Administrator may, before or concurrently with the grant thereof, deem appropriate.

Any decision made by the Administrator or any action which the Administrator is required or authorized to take will, to the extent permitted by applicable law, be final, conclusive, and binding upon each and every person who is or may become interested in the Plan, any Award Agreement or any Stock Award. The Administrator will not be liable for any action or determination made in good faith with respect to the Plan or any Stock Award.

ARTICLE V

Eligibility

Section 5.1  In General.  Except as otherwise provided herein, Stock Awards may be granted to any employee, director or officer of the Company or any Affiliate, or to any consultant or advisor to the Company provided that if such consultant or advisor is employed by or providing services to the Company or a Affiliate at the time of the grant). Notwithstanding the foregoing, but otherwise subject to Code Section 422, only employees of the Company or an Affiliate may be granted ISOs.

Section 5.2  Acquired Employees.  To the extent not otherwise precluded in the Plan or in any other agreement, Stock Awards may be granted under this Plan in substitution for awards held by employees of an organization or business acquired, in any manner, by the Company or an Affiliate. The terms, provisions and benefits of any substitute Stock Awards will be determined by the Board.

ARTICLE VI

Conditions to Grants

Section 6.1  General Conditions.

(a)                  The “Grant Date” of a Stock Award is the date on which the Administrator grants the Stock Award or such later date as specified in advance by the Administrator.

(b)                 The term of each Stock Award subject to Section 7.1(a) with respect to ISOs will be a period of not more than ten years from the Grant Date and will be subject to earlier termination as herein provided.

Section 6.2  Exercise Price.  The Exercise Price of any Option Award or Restricted Stock Award, if any, will be equal to the Fair Market Value of Company Stock as of the Grant Date.

Section 6.3  Cash Settlement.  To the extent provided by the Administrator, any Stock Award may be settled in cash rather than Company Stock. To the extent any shares of Company Stock covered by a Stock Award are not delivered to a Grantee because the Stock Award is forfeited, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Company Stock available for delivery under the Plan.

ARTICLE VII

Option Awards

Section 7.1  Incentive Stock Options.  If, at the time of the grant of any Option Award to an employee of the Company or a Affiliate, the Exercise Price is, in the case of a Ten Percent Owner, not less than 110 percent of the Fair Market Value of the Company Stock on the Grant Date, then the Administrator may, but need not, designate that such Option Award will be made subject to additional restrictions to permit it to qualify as an ISO. Any Option Award designated as an ISO:

(a)      Will be for a period of not more than ten years (five years, in the case of a Ten Percent Owner) from the Grant Date, and will be subject to earlier termination as provided herein or in the applicable Award Agreement;

(b)      Will not, when aggregated with all other ISOs (granted under the Plan or any other stock option plan of the Company or an Affiliate (“Other Plans”)) granted to any specific Grantee and exercisable for the first time during any calendar year, have an aggregate Fair Market Value (determined with respect to the underlying capital stock on each ISO’s grant date and otherwise in accordance with Code Section 422) in excess of $100,000 (the “$100,000 Limit”);

(c)      Will, if the aggregate Fair Market Value on the date of grant of the underlying capital stock with respect to such grant (the “Current Grant”) and all prior ISO grants under the Plan and Other Plans (“Prior Grants”) which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

(i)       The portion of the Current Grant exercisable for the first time by a specific Grantee during a calendar year which causes all relevant grants to the Grantee to exceed the

$100,000 Limit for such calendar year will, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee without exceeding the $100,000 Limit for such subsequent calendar year; and

(ii)      If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under subsection (i) above during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant will not be an ISO, but will be exercisable as a separate Option Award at such date or dates as are provided in the Current Grant;

(d)      will be granted within ten years after the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company; and

(e)      will require the Grantee to notify the Administrator of any disposition of any Company Stock issued pursuant to the exercise of the ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within ten days of such disposition.

Section 7.2  Nonqualified Stock Options.  Any Option Award that does not meet the requirements of Code Section 422 will be a Nonqualified Stock Option, which will be in such form and will contain such terms and conditions as the Administrator will appropriate; provided, however, the Exercise Price will not be less than 100 percent of the underlying Company Stock’s Fair Market Value on the Grant Date.

Section 7.3  Termination of Employment.

(a)                  Unless otherwise determined by the Administrator and specified in the applicable Award Agreement, any Option Award that has not vested as of the date of Termination of Employment will terminate immediately as of the date of Termination of Employment.

(b)                 Upon a Change in Control, any Option Award will be immediately vested and immediately exercisable.

(c)                  Any vested, unexercised Option Award will terminate automatically and without further notice on the earliest of the following dates, but otherwise subject to the expiration date set forth in the Award Agreement:

(i)                     One year after the Grantee’s death;

(ii)                  One year after the Grantee’s Termination of Employment arising from a permanent and total disability, within the meaning of Code Section 22(e)(3);

(iii)               Immediately if the Termination of Employment is based upon Cause; and

(iv)              90 days after Termination of Employment for any reason other than disability or Cause as provided in this Section.

ARTICLE VIII

Bonus Stock and Restricted Stock Awards

Section 8.1  Bonus Stock Awards.  Each Award Agreement relating to a Bonus Stock Award will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. Each Bonus Stock Award Agreement will include (through the incorporation of these provisions by reference or otherwise) the substance of each of the following provisions:

(a)                  Consideration.   A Bonus Stock Award may be made in consideration for past services actually rendered to the Company or any Affiliate for its benefit.

(b)                 Vesting.   Shares of Company Stock awarded under a Bonus Stock Award Agreement may, but need not, be subject to vesting, as determined by the Administrator and specified in the applicable Award Agreement. Upon a Change in Control, any Bonus Stock Award, to the extent subject to vesting, will be immediately vested.

(c)                  Termination of Employment.   Upon a Grantee’s Termination of Employment, the Company may reacquire any or all of the shares of Company Stock held by the Grantee which have not yet vested as of the date of the Termination of Employment under the terms of the Bonus Stock Award Agreement. If as of the Termination of Employment the restrictions applicable to a Bonus Stock Award, if any, have not been satisfied, the Bonus Stock Award will be forfeited and the underlying shares of Company Stock returned to the Company.

Section 8.2  Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. Each Restricted Stock Award Agreement will include (through the incorporation of these provisions by reference or otherwise) the substance of each of the following provisions:

(a)                  Purchase Price.   The purchase price, if any, under each Restricted Stock Award Agreement will be such amount as the Administrator will determine and designate in the Award Agreement.

(b)                 Vesting.   Shares of Company Stock awarded under a Restricted Stock Award Agreement may, but need not, be subject to vesting, as determined by the Administrator and specified in the applicable Award Agreement. Upon a Change in Control, any Restricted Stock Award, to the extent subject to vesting, will be immediately vested.

(c)                  Termination of Employment.   Upon a Grantee’s Termination of Employment, the Company may reacquire any or all of the shares of Company Stock held by the Grantee which have not yet vested as of the date of the Termination of Employment under the terms of the Restricted Stock Award Agreement. If as of the Termination of Employment the restrictions applicable to a Restricted Stock Award have not been satisfied, the Restricted Stock Award will be forfeited and the underlying shares of Company Stock returned to the Company.

ARTICLE IX

Exercise and Transferability

Section 9.1  Exercise.  Subject to Article IV(f), other provisions of the Plan and the Award Agreement, as well as such other terms and conditions as the Administrator may impose, each Stock Award that is exercisable in whole or in part after the Grant Date will be exercisable in one or more installments commencing on the date it vests under the applicable Award Agreement. Each such Stock Award will be exercised by delivery to the Company of written notice of exercise, in whole or in part, and delivery of such other documents, instruments and other items as may be required by the applicable Award

Agreement. The Exercise Price will be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

(a)                  Cash;

(b)                 Company Stock valued at its Fair Market Value on the business day preceding the date of exercise (including through an attestation procedure);

(c)                  By waiver of compensation due or accrued to the Grantee for services rendered;

(d)                 With the consent of the Administrator, by tender of property; or

(e)                  Consideration received by the Company under any form of cashless exercise approved by the Administrator, including (provided that a public market for the Company Stock exists):

(i)                     A “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Stock Award and to sell a portion of the Company Stock so purchased in order to pay for the Stock Award, and whereby the NASD Dealer irrevocably commits upon receipt of such Company Stock to forward the Exercise Price directly to the Company; or

(ii)                  A “margin” commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Stock Award and to pledge the Company Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Company Stock to forward the Exercise Price directly to the Company.

Section 9.2  Transferability.  Each Stock Award granted hereunder will by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. A Stock Award may be exercised by the Grantee’s personal representative or heir(s) upon the Grantee’s death, but only during the period ending on the earlier of (a) the date 12 months following the date of death (or such longer or shorter period as is specified in the applicable Award Agreement), or (b) the expiration of the term of the Stock Award as specified in the Award Agreement. If, after death, the Stock Award is not exercised within the time specified herein, the Stock Award will terminate.

ARTICLE X

Amendment and Termination of the Plan

The Board may supplement, amend, alter or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Grantee under an Award theretofore granted without the Grantee’s consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company, (b) cause the Plan to comply with applicable law, or (c) permit the Company to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company’s shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement, and (b) so long as any such amendment or alteration does not increase the number of Shares subject to this Plan (other than pursuant to Section 12.9) or increase the maximum number of Stock Awards that the Administrator may award under the Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, and further subject to any approval or limitations the Board may impose.

ARTICLE XI

Legal Construction

Section 11.1  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular and the singular includes the plural.

Section 11.2  Severability.  In the event any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

Section 11.3  Requirements of Law.  The grant of Awards and the issuance of shares of Company Stock under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the shares of Company Stock are then listed or traded.

Section 11.4  Governing Law.  Except to the extent preempted by the Federal laws of the United States, the Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

Section 11.5  Headings.  The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of the Plan.

Section 11.6  Mistake of Fact.  Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

Section 11.7  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

ARTICLE XII

Miscellaneous

Section 12.1  Section 83(b) Election.  If the Administrator has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and the Grantee has, in connection with the receipt or exercise of any Stock Award (when applicable), made the election permitted under Code Section 83(b) (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b)), such Grantee will notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

Section 12.2  Withholding Requirements.

(a)                  Whenever under the Plan, shares of Company Stock are to be delivered upon exercise or payment of a Stock Award, or any other event with respect to rights and benefits hereunder, the Company will be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Company Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

(b)                 If any disqualifying disposition described in Section 7.1(e) is made with respect to shares of Company Stock acquired under an ISO granted pursuant to the Plan or any Code Section 83(b) election described in Section 12.1 is made, then the person making such disqualifying disposition or election will remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company will have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Company Stock due to the Grantee under the Plan.

Section 12.3  Withholding Arrangements.

(a)                  Subject to subsection (b), a Grantee may elect for withholding (“Share Withholding”) by the Company a portion of the shares of Company Stock otherwise deliverable to such Grantee upon the exercise or payment of a Stock Award (a “Taxable Event”) having a Fair Market Value equal to:

(i)                     The minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

(ii)                  With the Administrator’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b)                 Each Share Withholding election by a Grantee will be made in writing in a form acceptable to the Administrator and will be subject to the following restrictions:

(i)                     A Grantee’s right to make such an election will be subject to the Administrator’s right to revoke such right at any time before the Grantee’s election unless the Administrator specifically waives its right to do so in the Award Agreement;

(ii)                  The Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined;

(iii)               The Grantee’s election will be irrevocable by the Grantee; and

(iv)              In the event that the Tax Date is deferred until six months after the delivery of Company Stock under Section 83(b) of the Code, the Grantee will receive the full amount of Company Stock with respect to which the exercise occurs, but such Grantee will be unconditionally obligated to tender back to the Company the proper number of shares of Company Stock on the Tax Date.

Section 12.4  Securities Law Matters.

(a)                  If the Administrator deems necessary to comply with the Securities Act, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Administrator may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Company Stock, that the Company Stock be subject to such stock transfer orders and other restrictions as the Administrator may deem necessary or advisable.

(b)                 If, based upon the opinion of counsel for the Company, the Administrator determines that the exercise of, or delivery of benefits pursuant to, any Stock Award would violate any applicable provision of (i) federal or state securities law, or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the

Administrator may postpone any such exercise or delivery, as the case may be, but the Company will use reasonable and good faith efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

Section 12.5  Funding.  Benefits payable under the Plan to any person will be paid directly by the Company. The Company will not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

Section 12.6  No Employment Rights.  Neither the establishment of the Plan, nor the granting of any Stock Award, will be construed to (a) give any Grantee the right to remain employed by the Company or any of its Affiliates or to any benefits not specifically provided by the Plan, or (b) in any manner modify the right of the Company or any of its Affiliates to modify, amend, or terminate any of its employee benefit plans.

Section 12.7  No Rights of a Shareholder.  A Grantee will not, by reason of any Stock Award, have any right as a shareholder of the Company with respect to the shares of Company Stock which may be deliverable upon exercise or payment of such Stock Award until such shares have been actually delivered to such Grantee.

Section 12.8  Non-Uniform Determinations.  The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Stock Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator will be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Stock Awards, and (c) the treatment of Terminations of Employment. Notwithstanding the foregoing, the Administrator’s interpretation of Plan provisions will be uniform as to similarly situated Grantees.

Section 12.9  Adjustments.  The Administrator will make equitable adjustment of: (a) the aggregate number of shares of Company Stock available under Section 3.1; (b) the number of shares of Company Stock covered by a Stock Award; and (c) the Exercise Price of a Stock Award (if applicable) to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization or similar event of or by the Company.

Section 12.10  Adoption Award and Shareholder Approval.  The Plan is effective as of April 26, 2007, the date the Plan was approved by the Company’s shareholders.

Section 12.11  Nonexclusivity.  Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 12.13  Cancellation of Options.  The Administrator may, with the concurrence of the affected Grantee, cancel any unexercised Stock Award granted under this Plan. In the event of any such cancellation, the Administrator may authorize the granting of a new Stock Award (which may or may not cover the same number of shares of Company Stock that had been subject of any prior unexercised Stock Award) in such manner, at new Exercise Price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the canceled Stock Award not been previously granted.

MAINSOURCE FINANCIAL GROUP, INC.

DATED:	By:
James L. Saner, Sr., President

ATTEST:

By: